The material portions of the Agreement between the Company and Bechtel National Inc. regarding the Pueblo Chemical Agent Destruction Pilot Plant Project are set forth below.

ENGINEERED COMMERCIAL ITEM
PURCHASE ORDER REVISION
Pueblo Chemical Agent Destruction Pilot Plant Project

Bechtel National Inc.
5202 President's Court, Suite 300
Frederick, MD 21703

TO: CMS Field Products
2148 Pelham Parkway
Building 400
Pelham, AL- 35124-1131
United States

Attention: Greg Houston
Telephone No: 205-733-6900
Fax No: 205-733-6919
E-mail: ghouston@dlcb.com

OCT 5 2009

REVISION NUMBER: 1
PURCHASE ORDER NUMBER: 24852-POA-JA02-00001

DATE OF REVISION October 01, 2009

Revised By: Shondel M Gordon-Baum

Requisition no.: 24852-MRA-JA02-00001 Rev. 3

Previous Purchase Value:	5,681,802.00 US Dollar
Increase/Decrease Value of this Revision:	0.00 US Dollar
Revised Value of Order:	5,681,802.00 US Dollar
Total Funded Value (In accordance with Section 1, Commercial Notes)	5,681,802.00 US Dollar

Currency is in US Dollar
All prices shown herein are firm.

Product: MINICAMS (Continuous Air Monitoring System)

DESCRIPTION OF CHANGE

This Purchase Order is revised to incorporate the following:

1). Addition of stock codes to line items 2.001 through 2.006, to Section 1 of the Purchase Order. .
2). Addition of specifications 24852-RD-3PS-000-J0006 and 24852-RD-3PS-000-E0028 to section 2 of the Purchase Order.
3). The addition of category 1.6 and 8.0 to the G321-E.
4). Line Item 6.001 and 6.002 were combined.

All terms and conditions of this Purchase Order remain the same except as modified by this and previous revisions.

1. Purchase Order Number must appear on all invoices, correspondence, shipping papers, and packing lists.
2. Prepay all shipments and add applicable transportation charges to invoice and attach receipted bill.
3. All shipments and packing lists must be marked with the appropriate Site Number.

BUYER'S AUTHORIZED REPRESENTATIVE:

Bechtel National, Inc.

Signature: Shondel M. Gordon-Baum

Buyer: Shondel M Gordon-Baum
Title: Acquisition Representative
Telephone: 719-549-5277
Fax: 719-549-4877
E-mail: smgordon@bechtel.com

SELLER'S ACCEPTANCE:

SELLER is required to acknowledge acceptance of this Purchase Order Revision by returning a copy of this page signed by an authorized representative within one week after receipt of this revision. The authorized representative of SELLER accepts and agrees to furnish the Goods and Services specified in full accordance with only those terms and conditions contained in this Purchase Order as revised.

Signature: Donald P. Segers

Print Name: Donald P. Segers, Ph.D

Title: President/COO

Date: 10-14-09

© 2000 Bechtel National, Inc. All Rights Reserved.

Commercial Items Revision, Rev 0 / Oct 03

PURCHASE ORDER NUMBER 24852-POA-JA02-00001 Rev. 1
MATERIAL REQUISITION NUMBER 24852-MRA-JA02-00001 Rev 3
Page 1 of 23

ENGINEERED COMMERCIAL ITEM
PURCHASE ORDER

Pueblo Chemical Agent Destruction Pilot Plant Project

Bechtel National Inc.
5202 President's Court, Suite 300
Frederick, MD 21703

TO: CMS Field Products
2148 Pelham Parkway
Building 400
Pelham, AL- 35124-1131

Attention: Greg Houston
Telephone No: 205-733-6900
Fax No: 205-733-6919
E-mail: ghouston@oico.com

RECEIVED AUG 26 2009

PURCHASE ORDER NUMBER: 24852-POA-JA02-00001 Rev. 0

AWARD DATE: August 25, 2009

REQUISITION NO: 24852-MRA-JA02-00001 Rev. 2

PROMISED SHIP DATE: To be Determined

TOTAL PURCHASE VALUE:	**5,681,802.00** US Dollar
TOTAL FUNDED VALUE:	**5,681,802.00** US Dollar

All prices shown herein are firm and fixed unless stated otherwise in Section 1 Commercial Notes.

Product: **MINICAMS (Continuous Air Monitoring System)**

PURCHASE ORDER APPENDICES AND ATTACHMENTS:
Section 1: Scope of Work, Pricing, and Notes
Section 2: Technical Specifications
Section 3: Drawing and Data Requirements
Section 4A: General Conditions
Appendix FOA-1: United States Government Flow Down Requirements
Section 4B: Special Conditions
Section 5: Supplier Quality Surveillance
Section 6: Expediting Instructions
Section 7: Packing, Marking, and Shipping Instructions
Section 8: Invoicing Instructions
Section 9: Quality Systems Requirements

Payment Terms: (See Section 1, Commercial Notes)
Shipping Terms: (See Section 1, Commercial Notes)
Origin of shipment(s): (See Section 1, Commercial Notes)
Shipper(s): (See Section 1, Commercial Notes)

FOR BECHTEL USE ONLY:
Job Number: 24852.53A
Cost Code: 1-53A-000-0000-17.72000
DUNS Number: 153596309
Commodity Code: JA02
Commitment Register No.:

CORRESPONDENCE: Send copies of all correspondence relating to this Purchase Order to the attention of the Buyer named below at the address shown above. Purchase Order, item, tag, and stock code numbers must be referenced on correspondence.

INSPECTION: Is Required
(See Section 5 – Supplier Quality Surveillance)
Do not ship any products prior to release by Buyer's Supplier Quality Representative.

SHIP AND CONSIGN TO:
(See Section 7 - Packing, Marking, and Shipping Instructions)

INVOICING:
(See Section 8 - Invoicing Instructions)

CONFIRMING ORDER - DO NOT DUPLICATE Orig. of shipment(s):

CONTRACT No.: DAAA09-02-D-0025, Department of Defense

DPAS RATING: DO-A6

BUYER'S AUTHORIZED REPRESENTATIVE:
Bechtel National Inc.

Signature: [signature]
By: Mark Swager
Acquisition Services Manager

Signature: [signature]
By: Shondel M Gordon-Baum
Title: Buyer
Telephone: 719-549-5277
Fax: 719-549-4877
E-mail: smgordon@bechtel.com

SELLER'S ACCEPTANCE:
SELLER is required to acknowledge acceptance of this Purchase Order by returning a copy of this page signed by an authorized representative within one week after receipt of this order. The authorized representative of SELLER accepts and agrees to furnish the Goods and Services specified in full accordance with only those terms and conditions contained in this Purchase Order.

Signature: [signature]
Print Name: Donald P. Segers, Ph.D.
Title: President/COO
Date: August 26, 2009

© 2006 Bechtel National Inc. All Rights Reserved.
Engineered Commercial Item Purchase Order (Rev. 0, 01-MAR-2006)

Page 1 of 19

CONFIDENTIAL TREATMENT REQUESTED

SECTION 1 – SCOPE OF WORK AND NOTES

Bechtel National, Inc.	PURCHASE ORDER
Pueblo Chemical Agent – Destruction Pilot Plant	SCOPE OF WORK AND PRICING

Item No	Prev Rev	Rev	Prev Qty	Quantity & Unit	Delta Qty	DESCRIPTION	Unit Price	Previous Extend	Delta Extend	Extended Value
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*]	Denotes Information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Securities & Exchange Commission.

There are 22 pages of line items and proprietary pricing information which have been omitted and for which confidential treatment has been requested.  All 22 pages follow the exact format as indicated above.

SECTION 1 – SCOPE OF WORK AND PRICING
COMMERCIAL NOTES

Bechtel National Inc.
Pueblo Chemical Agent Destruction Pilot Plant Project

1. PRICING POLICY

Prices are firm and fixed through delivery and not subject to adjustment or escalation.

 2. PAYMENT TERMS

Payment terms are in accordance with Section 4A General Conditions GC-5, “Price and Payment

Drawings/Data (G321E) and Quality Verification Documentation (G321V) (Vendor Data) in compliance with Section 3 are deliverables under the terms of payment.

Payment Withheld – Vendor Data.  If this PURCHASE ORDER requires the submittal of Vendor Data, and if such Vendor Data, or any part thereof, is not delivered within the time specified by this order, or is deficient upon delivery, BUYER may, until such Vendor Data is delivered or deficiencies are corrected, without limiting any of its other rights or remedies, withhold payments not to exceed 20% of the PURCHASE ORDER price to the SELLER.

 3. GENERAL AND SPECIAL CONDITIONS

BUYER’S General and Special Conditions and United States Government Flowdowns according to Sections 4A, 4B and Appendix FOA-1 apply to this order without exception.

 4. DRAWING AND DATA REQUIREMENTS

SELLER shall submit drawings and data for BUYER review per Section 3 - Drawing and Data Requirements.

 5. SOURCE INSPECTION

The Products are subject to confirmation of strict compliance by BUYER's Source Inspector and Acceptance at the Jobsite in accordance with Section 5. Deviations from the requirements of this agreement may not be authorized. Should conflicts or errors be noted please contact the undersigned immediately and prior to accomplishing the work.

6.SHIPPING TERMS

FCA Jobsite, Pueblo, Colorado INCO terms 2000.  Seller to arrange shipping.  Freight pre-paid and added to invoice.

 7. SELLER’S PROMISED SHIPMENTS

The SELLER’s Promised Ship Date(s) is (are)

Milestone	Lead Time Duration/Forecast Delivery Date
Drawing Submittals	8 weeks after receipt of order
Lead Time	36-66 weeks after receipt of order
Shipment	1-2 weeks

Within 24 hours of shipment, SELLER shall email or fax copies of the shipment bill of lading (including pro number or tracking number) and packing list to the Expediter.  These documents must also accompany the shipment.

Packing list must include as a minimum the Purchase Order number, BUYER’s purchase order line item number for each item listed, number of pieces shipped (loose pieces, boxes, crates or skids), and the net and gross weight of each piece.

Purchase Order Number must appear on all invoices, correspondence, containers, shipping papers and packing lists in each container.

Packing list must also include the BUYER’s shipment control number (SCN).

8. ORIGIN OF SHIPMENT(S)

Pelham, AL

 9. SHIPPER(S)

CMS Field Products

10. TAGS

As required by the technical specifications.  The cost for tags are included in Line Item 8.002.

11. RELEASES

This PURCHASE ORDER is released for fabrication and subject to the terms of Commercial Note 12 herein titled Obligation of Funds and any Quality Program Restrictions that may be required by the BNI Supplier Quality Manager for Contract DAAAA09-02-D-0025.

12. OBLIGATION OF FUNDS

The amount of funds obligated with respect to the work covered by Purchase Order is $ 5,686,802.00 which represents 100% of the total award value. The amount of the Obligation may be modified unilaterally by BUYER by written notice to the SELLER and may be increased or decreased by revision to the Purchase Order in accordance with the terms and conditions herein. If the amount of funds obligated to this Purchase Order above paragraph is less than 100%, the SELLER shall provide written notification to the BUYER when billable amounts are expected to exceed 80% of the obligated funds no later than 60 days before the 80% level is reached.

The SELLER is authorized to apply the unit and lump sum rates of this Purchase Order only to the extent of the release, per Paragraph herein titled Releases, to quantities satisfactorily completed in accordance with the terms of this Purchase Order.  Application of the unit or lump sum rates may be made only up to an shall not exceed the individual numbered line item extended value as noted in the original fully accepted Purchase Order and all fully accepted Purchase Order Revisions.

The total extended values for each numbered line item, unless otherwise specified herein, are the maximum liability for which BUYER.  shall be liable for those individual numbered line items in the event this Purchase Order is terminated. The SELLER will notify BUYER in writing whenever it has reason to believe that the amounts incurred for each numbered line item, the sum of the line items, less all payments previously made against those amounts, if any, will in the event of termination for convenience, or otherwise, result in an amount to be due from BUYER which exceeds the amount which has been obligated herein.  Such notice shall, at a minimum, identify by numbered line item: 1) cumulative amounts incurred or to be incurred; 2) payments made to date; and 3) expected payments to the point of exceeding amounts obligated.

There will be no liability on the part of BUYER for any payment, termination liability, or other Contractual requirement that may arise from performance under this Purchase Order beyond the releases given and those Funds made available and obligated to this Purchase Order.

13. DEFERRED DELIVERY

BUYER shall have the option of delaying shipment of any or all products up to 30 days beyond the dates stated herein at no cost.

14. EARNED PURCHASE ORDER VALUE

SELLER shall submit to BUYER each month an estimate of their physical progress based on the earned total purchase order value, through the end of the reporting period.  The reported progress should be inclusive of all subtier suppliers and subcontractors.  Progress is to be expressed as a percentage of current total purchase order value scope.  The estimate is to be provided to BUYER within five days after the last Sunday of the month.

15. PROPRIETARY INFORMATION

This Purchase Order and all drawings, design, and specifications and other data appended or related to it (if not furnished by SELLER) are the property of the BUYER and are delivered for the purpose of enabling the SELLER to perform the scope of work under this Purchase Order.  The Information contained or appended to it is not to be disclosed or released for any other use or purpose without prior written consent from the BUYER, and must be returned when requested.

SECTION 4A – GENERAL CONDITIONS

COMMERCIAL ITEM

Bechtel National Inc.
Pueblo Chemical Agent Destruction Pilot Plant Project

TABLE OF CONTENTS

GC	TITLE	PAGE NO.

GC-1	DEFINITIONS	2
GC-2	ENTIRE AGREEMENT	2
GC-3	PURCHASE ORDER INTERPRETATION	2
GC-4	CHANGES	2
GC-5	PRICE AND PAYMENT	3
GC-6	DELIVERY	5
GC-7	TITLE AND RISK OF LOSS	6
GC-8	EXPEDITING	6
GC-9	QUALITY STANDARDS	6
GC-10	WARRANTIES AND GUARANTEES	7
GC-11	INFRINGEMENT	7
GC-12	COMPLIANCE	7
GC-13	ASSIGNMENT	8
GC-14	SUSPENSION	8
GC-15	TERMINATION FOR CONVENIENCE	8
GC-16	TERMINATION FOR DEFAULT	9
GC-17	DISPUTES	9
GC-18	NON-WAIVER	10
GC-19	COMPLIANCE WITH LAWS UNIQUE TO GOVERNMENTCONTRACTS	10
GC-20	APPLICABLE LAW	10
GC-21	REPRESENTATIONS AND CERTIFICATIONS	10
GC-22	SELLER TERMS AND CONDITIONS EXCLUDED	10
GC-23	UNITED STATES GOVERNMENT FLOW DOWN REQUIREMENTS	10
GC-24	RECORDS AND AUDIT	11

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project	GENERAL CONDITIONS

GC-1      DEFINITIONS

"PURCHASE ORDER" means this agreement, including the General Conditions, all attachments, appendices, sections, exhibits, schedules, and revisions hereto (each of which is hereby incorporated herein by reference), as issued from time to time.

"BECHTEL" means Bechtel National Inc.

"BUYER" means BECHTEL whether acting on its own behalf or as agent for OWNER.

“Government” means each and every branch of the government of the United States and each department and agency thereunder.

“Jobsite” means Pueblo Chemical Agent Destruction Pilot Plant Project at the Pueblo Chemical Depot located in Pueblo, CO.

“OWNER” means the Government and its authorized representatives and successors in interest.

"PRODUCT" means the goods, materials, articles, equipment, supplies, drawings, data, processes and all other property and services, including design, expediting, inspection, delivery, installation, and testing, specified or required to furnish the items ordered hereunder, which are required in the performance of BUYER’S Prime Contract with the OWNER.

"Project” means Pueblo Chemical Agent Destruction Pilot Plant Project

“SELLER” means the company, corporation, partnership, individual, or other entity to which this PURCHASE ORDER is issued, its authorized representatives, successors, and permitted assigns.

GC-2      ENTIRE AGREEMENT
This Commercial Items Purchase Order (“PURCHASE ORDER”) embodies the entire agreement between BUYER and SELLER.  The parties shall not be bound by or liable for any statement, representation, promise or understanding not set forth herein.  Nothing contained in proposals, correspondence, discussions, order acknowledgments or other of SELLER’S forms has any effect on this PURCHASE ORDER unless specifically incorporated herein.

GC-3      PURCHASE ORDER INTERPRETATION

All questions concerning interpretation or clarification of this PURCHASE ORDER or applicable standards and codes, (including the discovery of conflicts, discrepancies, errors or omissions) or the acceptable performance thereof by SELLER, shall be immediately submitted in writing to BUYER for resolution.   Subject to the provisions of the clause titled “CHANGES,” all determinations, instructions and clarifications of BUYER shall be final and conclusive unless determined to have been fraudulent or capricious, or arbitrary, or so grossly erroneous as necessarily to imply bad faith, or not subject to substantial evidence.

GC-4      CHANGES

(a)	BUYER, through its authorized procurement representative, may at any time direct, in writing, changes, including but not limited to changes in any one or more of the following:

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project	GENERAL CONDITIONS

(1) drawings or specifications; (2) additions to or deletions from quantities ordered; (3) delivery schedule; (4) method of shipment or packing; and (5) place of delivery.

(b)
If any such change causes an increase or decrease in the cost of or timing required to provide the PRODUCT(S), an equitable adjustment may be made in the price or delivery schedule, or both, and the PURCHASE ORDER shall be modified by written amendments or revisions executed by authorized representatives.  Any request by the SELLER for adjustment under this Changes clause must be asserted within thirty (30) days from the date of receipt by the SELLER of the notification of change.  However, nothing in this clause shall excuse SELLER from proceeding with the order as changed.

(c)
If this PURCHASE ORDER requires BUYER to review and comment on SELLER’S technical documents, SELLER shall submit, within thirty (30) days from the date of SELLER’S receipt of such comments, any request for adjustment which would result from implementation of BUYER’S comments.  No adjustment will be made hereunder unless BUYER, through its authorized procurement representative, confirms the change in writing.

(d)	No modifications of these General Conditions shall be valid unless reduced to writing and signed by both parties.

GC-5      PRICE AND PAYMENT

(a)
The prices herein specified, unless otherwise expressly stated, shall exclude all taxes and duties of any kind which either party is required to pay with respect to the sale of PRODUCTS covered by this PURCHASE ORDER, but shall include all charges and expenses in connection with the packing of the PRODUCTS and their carriage to the place of delivery to the BUYER unless specifically excluded.  SELLER shall be paid, except as otherwise stated in this PURCHASE ORDER, upon submission of proper invoices, the prices stipulated herein for PRODUCTS delivered and accepted; however, payment may be withheld or portions thereof may be deducted if in BUYER’S reasonable opinion SELLER is not performing in accordance with the provisions of this PURCHASE ORDER or if proper set-offs in favor of BUYER in other transactions are asserted.  BUYER reserves the right to make payments due hereunder directly to suppliers of SELLER whenever BUYER has reason to believe SELLER has not paid or is likely not to pay such suppliers amounts due them on a timely basis.

(b)	Options: If options are authorized, the price for those options shall be in accordance with the price identified in the PURCHASE ORDER at the time the option is authorized.

(c)
The SELLER shall be notified if any price on the PURCHASE ORDER exceeds pricing obtained through market analysis.  If, as a result of market analysis, the SELLER price(s) appears to be unreasonable, immediate price discussions will be conducted with the SELLER.  BUYER reserves the right to procure by other means those items whose price exceeds market value based upon market analysis.

BUYER shall have the right to conduct an audit of the SELLER’S records to validate SELLER’S price for discounted price items.  BUYER must provide the SELLER written notice of the audit ten (10) business days prior to the audit.

(d)	Economic Price Adjustments

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project	GENERAL CONDITIONS

Adjustment to the fixed-price for goods or services under this PURCHASE ORDER will be considered by BUYER as negotiated based on the PURCHASE ORDER schedule and Progress Milestones and upon SELLER's certification that the proposed adjustment is solely attributable to the effect of inflationary factors upon SELLER's costs under this PURCHASE ORDER.  Specific inflationary impacts must be significant enough to warrant an adjustment and must be detailed in a written price adjustment request.  In no case shall the adjustment include profit.

i.	SELLER warrants that the prices in this PURCHASE ORDER do not include any allowance for any contingency to cover increased costs for which adjustment is provided under this clause.

ii.	Requests for price adjustments shall be subject to the following conditions:

a.	Option year price adjustments shall be submitted formally in writing 90 days before the completion date of the PURCHASE ORDER.

b.
No unit price adjustment shall be requested unless the SELLER's item cost is decreased or increased.  The SELLER is required to furnish written evidence (subject to audit) to BUYER of the SELLER's cost changes.  Invoices and manufacturers' distributor cost sheets will be considered such evidence.  The distributor's cost sheet and/or invoice must be highlighted and submitted consecutively as the items are listed in the PURCHASE ORDER.  Freight charges and other miscellaneous costs will not be considered in cost increases.  An acceptable format for submission of proposed price changes shall be as follows:  Manuf., Part No., Old Cost, New Cost, Old Price, New Price (e.g., XYZ   001   $1.35   $1.55   $1.48  $1.68).  BUYER may cover the substantiated increase in cost for firm fixed price items, however, SELLER's gross dollar markup remains the same.  The price increase formula is as follows: (Old Price - Old Cost) + New Cost = New Price

c.
BUYER must approve, in writing, any price adjustment.  All items on any PURCHASE ORDER Releases shall be delivered to BUYER at the established PURCHASE ORDER price in effect on the date of award of the Release by the BUYER, not the date of product delivery by the SELLER.

d.
If SELLER's net prices to others, for like kind and quantity as those ordered by BUYER, are reduced, or SELLER receives benefit of a price decrease from the manufacturer, SELLER shall give BUYER a corresponding price reduction(s).  SELLER shall reduce its price by the amount its purchase price is reduced, i.e. the gross dollar markup shall remain the same.  SELLER shall notify BUYER, in writing, promptly, not more than 30 days after being effected, of the price reduction(s).  Price reductions will become effective upon BUYER's issuance of a revision that revises the applicable firm-fixed unit prices.

e.	SELLER will, if requesting a price adjustment, identify all items where costs have decreased.

f.
BUYER shall, until the expiration of three years after final payment of the PURCHASE ORDER, have access to and the right to examine any directly pertinent books, documents, papers and records of SELLER.

(e)	For items recommended by SELLER for addition to the PURCHASE ORDER, SELLER must establish reasonableness of the proposed price(s) by furnishing the following with each detailed

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project	GENERAL CONDITIONS

item description:  Copies of the current published price list(s) provided to the SELLER's most favored customer purchasing the same item(s) in like or comparable quantities or other documentation acceptable to BUYER, the manufacturer, manufacturer's part number, and SELLER's stock number.  When requested, the SELLER shall disclose to BUYER the amount of all price reductions of any kind whatsoever such as trade discounts, cash discounts, and rebates applicable to the item(s).

(f)
SELLER shall invoice BUYER not more frequently than the established invoice date/term or for repetitious activities, not more frequently than once a month, in accordance with the payment terms of this PURCHASE ORDER, based on goods received by BUYER.  Credits resulting from returns, substitutions, or pricing discrepancies discovered through audit will be deducted from any gross payment due.

(g)
SELLER shall maintain at all times adequate cost records and accounts related to this PURCHASE ORDER.  BUYER shall have the right to examine, with advance notification, such records and accounts for the limited purpose of verifying requests for payment when costs are the basis for such payment or for evaluating the reasonableness of proposed price adjustment requests.

(h)
BUYER may, as a condition precedent to any payment, require SELLER to submit for itself, its subcontractors, immediate and remote, and all material suppliers, vendors, laborers and other parties acting through or under it, complete waivers and releases of all claims against BUYER and Government arising under or by virtue of this PURCHASE ORDER In addition, and upon BUYER’S request, SELLER shall furnish acceptable evidence that all such claims have been satisfied.

(i)
Payment terms are net sixty (60) days from receipt and acceptance of the PRODUCTS, including required submittals, and receipt of proper invoice, whichever is later, subject to any limitations as provided elsewhere in this PURCHASE ORDER.

(j)
If PURCHASE ORDER fulfillment is by a single shipment, SELLER shall submit an original invoice and one (1) copy to BUYER at the time of shipment and any cash discount period offered by SELLER shall be computed from the later date of PRODUCTS and submittals receipt or BUYER'S receipt of a proper invoice.  The foregoing payment and cash discount periods shall be extended by the period of any delay caused by an error in the invoice requiring correction.

(k)
If PURCHASE ORDER fulfillment occurs by more than one shipment, SELLER shall submit only one (1) invoice per month, after shipment is made.  Any cash discount period offered by SELLER shall be computed from the date of BUYER'S receipt of a proper invoice.

(l)
BUYER may elect to pay SELLER through BUYER’S electronic funds transfer (EFT) process.  SELLER shall advise BUYER in writing within thirty (30) days prior to the due date of SELLER’S first invoice of the bank and account number to which EFT payments may be made to SELLER.

GC-6      DELIVERY

Timely performance and delivery in accordance with the schedule herein are essential to this PURCHASE ORDER.  However, SELLER will not be liable for delays in performing its obligations to the extent the delay is caused by an unforeseeable condition which is beyond SELLER’S reasonable control without SELLER’S fault or negligence.  Delays attributable to and within the control of SELLER’S suppliers or subcontractors of any tier shall be deemed delays within the control of SELLER.  Acts of God, such as storms or floods, as well as government priorities, acts of civil or military authorities, fires, epidemics, war or riot are examples of events which will be excusable for being beyond SELLER’S reasonable control,

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project	GENERAL CONDITIONS

only upon fulfillment of the following conditions; (a) within seven (7) days of the commencement of any excusable delay, SELLER shall provide BUYER with written notice of the cause and extent thereof as well as a request for a schedule extension for the estimated duration thereof; and (b) within seven (7) days of the cessation of the event causing delay, SELLER shall provide BUYER with written notice of actual delay incurred, upon receipt of which the date of promised delivery shall be extended for the time actually lost by reason of an excusable delay.

GC-7      TITLE AND RISK OF LOSS

Except as otherwise provided herein, all PRODUCTS furnished by SELLER hereunder shall become the property of BUYER or OWNER, as applicable, upon payment therefor or upon delivery, whichever occurs earlier.  Notwithstanding the foregoing, SELLER shall be responsible for and shall bear any and all risk of loss or damage to the PRODUCTS until delivery thereof in accordance with the delivery provisions of this PURCHASE ORDER.  Upon such delivery, SELLER shall cease to bear the risk of loss or damage; provided however, that any loss or damage, whenever occurring, which results from SELLER’S nonconforming packaging or crating shall be borne by SELLER.

GC-8      EXPEDITING

The PRODUCTS, including all warranty work, shall be subject to expediting by BUYER.  BUYER’S representatives shall be afforded free access during working hours to SELLER’S plants, and SELLER agrees to procure a similar right for BUYER, for expediting purposes with respect to SELLER’S suppliers.  As required by BUYER, SELLER shall supply schedules, progress reports and unpriced copies of SELLER’S purchase orders and subcontracts for BUYER’S use in expediting.  SELLER shall notify BUYER in writing of any actual or anticipated delays immediately upon discovery.  Such notice shall include an estimated period of delay, cause, and corrective actions being taken.  Slippage in SELLER’S schedule may be deemed to be reasonable grounds for insecurity in which event BUYER may demand in writing that SELLER provide adequate assurances that SELLER will perform on time.

GC-9      QUALITY STANDARDS

(a)
SELLER shall ensure that the PRODUCTS comply with the standards of quality specified by this PURCHASE ORDER or those customary in the industry if no requirement is specified.  BUYER’S quality surveillance representative shall be afforded free access during working hours to plants of SELLER and SELLER agrees to procure a similar right for BUYER for quality surveillance purposes with respect to SELLER’S suppliers in order to monitor compliance with quality requirements.  BUYER’S right to inspect, examine, and test the PRODUCTS shall extend through the manufacturing process, the time of shipment and a reasonable time after arrival at the final destination.  SELLER’S failure to adhere to the standards of quality required under this PURCHASE ORDER shall be deemed to be reasonable grounds for insecurity.  BUYER may demand in writing, that SELLER provide adequate assurances of SELLER’S ability to meet said standards.

(b)
The PRODUCTS shall not be deemed accepted until finally inspected and accepted by BUYER’S representative at final destination.  The making or failure to make an inspection, examination or test of, or payment for, or acceptance of the PRODUCTS shall in no way relieve the SELLER from its obligation to conform to all of the requirements of this PURCHASE ORDER and shall in no way impair BUYER’S right to reject or revoke acceptance of nonconforming PRODUCTS, or to avail itself of any other remedies to which BUYER may be entitled, notwithstanding BUYER’S knowledge of the nonconformity, its substantiality or the ease of its discovery.

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project	GENERAL CONDITIONS

GC-10 WARRANTIES AND GUARANTEES

(a)
SELLER warrants that the PRODUCTS shall be free from liens and from defects in design, material, workmanship, and title, and shall conform in all respects to the terms of this PURCHASE ORDER and to the applicable drawings issued for manufacture, and shall be new and of the best quality, if no quality is specified.  Unless the warranty period is otherwise specified in this PURCHASE ORDER, the following warranty shall apply: if, any time prior to one (1) year from the date of commercial operation of BUYER’S facility, or, with respect to liens, title or latent defects at any time, it appears that the PRODUCTS, or any part thereof, do not conform to these warranties, and BUYER so notifies SELLER within the warranty period, SELLER shall promptly correct such nonconformity to the satisfaction of the BUYER, at SELLER’S sole expense; failing which BUYER may reject or revoke acceptance, and cover by making any reasonable purchase of PRODUCTS in substitution for those rejected and the SELLER will be liable to the BUYER for any additional costs for such substituted PRODUCTS; or BUYER may proceed to correct SELLER’S nonconforming work by the most expeditious means available, and the costs for such correction shall be for SELLER’S account; or BUYER may retain the nonconforming PRODUCTS and an equitable adjustment reducing the order price to reflect the diminished value of such nonconforming PRODUCTS will be made by written revision.

(b)
SELLER’S liability hereunder shall extend to all damages proximately caused by the breach of any of the foregoing warranties, including incidental damages, such as disassembly, removal, inspection, re-installation, re-testing, costs of transportation or warehousing.  SELLER shall not be liable for consequential damages incurred by BUYER such as loss of profit, loss of use or production, and costs of capital.

(c)	BUYER, OWNER, and the ultimate owner, shall have the right to enforce SELLER’S warranty obligations set forth in this clause.

GC-11    INFRINGEMENT

SELLER shall indemnify BUYER and OWNER and their officers, employees and agents against liability, including costs, for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark or copyright, arising out of the performance of this PURCHASE ORDER, provided SELLER is reasonably notified of such claims and proceedings.

GC-12 COMPLIANCE

(a)
SELLER warrants that all PRODUCTS shall have been produced, sold, delivered and furnished in strict compliance with all applicable laws and regulations to which the PRODUCTS are subject. SELLER shall execute and deliver to BUYER any documents as may be required to effect or to evidence such compliance.  All laws and regulations required to be incorporated in agreements such as this one are hereby incorporated herein by reference.

(b)
SELLER hereby agrees to indemnify, defend and hold BUYER, OWNER and its respective affiliates harmless from and against any and all claims, legal actions, final judgments, reasonable attorneys' fees, civil fines and any other losses which any of them may incur as a result of the sale or delivery to BUYER hereunder of PRODUCTS which do not meet all requirements of such laws and regulations.

(c)
SELLER is to comply with all applicable export or import rules and regulations.  When required by the PURCHASE ORDER shipping/delivery terms, SELLER is to obtain any necessary export license in a timely manner to avoid shipment delays.  When BUYER is required by the

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project	GENERAL CONDITIONS

PURCHASE ORDER shipping/delivery terms to obtain any necessary export license, or to meet the import rules and regulations of the destination country, SELLER is to timely provide all necessary compliance assistance to BUYER and its agents.  SELLER shall indemnify, defend and hold harmless BUYER from any penalties, suits, liabilities or costs (including attorney fees) proximately caused by SELLER’S failure to comply with applicable export and import rules and regulations or to comply with its export and import obligations set forth in this PURCHASE ORDER.

GC-13    ASSIGNMENT

(a)
Any assignment of this PURCHASE ORDER or of any rights hereunder in any manner, in whole or in part, by operation of law or otherwise, without the prior written consent of BUYER shall be void.  Upon ten (10)  days written notice to BUYER, SELLER may assign monies due or to become due under this PURCHASE ORDER, provided that any assignment of monies shall be subject to proper set-off in favor of BUYER and any deductions provided for in this PURCHASE ORDER.

(b)	This PURCHASE ORDER may be assigned by BUYER, in whole or in part, to OWNER or to others upon written notice to SELLER.

(c)
To the extent that BUYER is not the ultimate owner of the PRODUCTS being purchased, all rights, benefits and remedies conferred upon and available to BUYER under this PURCHASE ORDER shall also accrue and be available to, and are for the express benefit of OWNER or the ultimate owner if other than OWNER.

GC-14    SUSPENSION

Notwithstanding any other provisions of this PURCHASE ORDER, BUYER may at any time, suspend, or extend the time for, SELLER’S performance, upon ten (10) days prior written notice of such suspension or extension.  Thereafter, SELLER shall resume performance as directed by BUYER.  In the event of such suspension or extension, SELLER shall be entitled to reimbursement for additional costs, excluding profit, reasonable and necessarily incurred by SELLER in effectuating such suspension or extension period, to the extent that such additional costs are actually incurred, if claimed within thirty (30) days after resumption of performance.

GC-15    TERMINATION FOR CONVENIENCE

(a)
BUYER reserves the right to terminate this PURCHASE ORDER, or any part hereof, for its sole convenience.  In the event of such termination, SELLER shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work.  Subject to the terms of this PURCHASE ORDER, SELLER shall be paid a percentage of the PURCHASE ORDER price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges SELLER can demonstrate to the satisfaction of BUYER using its standard record keeping system, have resulted from the termination.  SELLEER shall not be paid for any work performed or costs incurred that reasonably could have been avoided.

(b)
BUYER will pay to SELLER as full compensation: (1) all amounts due and previously paid to SELLER for PRODUCTS completed in accordance with this PURCHASE ORDER prior to such notice, and (2)  a reasonable profit for costs incurred in the performance of the work terminated; provided, however, that if it appears that SELLER would have sustained a loss on the entire PURCHASE ORDER had it been completed, no profit shall be included.

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project	GENERAL CONDITIONS

(c)
The total sum to be paid to SELLER under this clause~~,~~ shall not exceed the total PURCHASE ORDER price as reduced by the amount of payments otherwise made and as further reduced by the PURCHASE ORDER price of work not terminated, and will not include any consideration for loss of anticipated profits on the terminated work, all claims for which SELLER agrees to waive.

GC-16	TERMINATION FOR DEFAULT

(a)
BUYER may terminate this PURCHASE ORDER, or any part hereof, for cause in the event of any default by SELLER, or if SELLER fails to comply with any PURCHASE ORDER terms and conditions, or fails to provide BUYER, upon request, with adequate assurances of future performance.  In the event of termination for default, BUYER shall not be liable to SELLER for any amount for supplies or services not accepted, and SELLER shall be liable to BUYER for any and all rights and remedies provided by law.  If it is determined that BUYER improperly terminated this PURCHASE ORDER for default, such termination shall be deemed a termination for convenience.

(b)
In the event BUYER terminates this PURCHASE ORDER, in whole or in part as provided in this clause, BUYER may procure, upon such terms and in such manner as BUYER may deem appropriate, PRODUCTS similar to those so terminated, and SELLER shall be liable to BUYER for any additional costs for such similar PRODUCTS.

GC-17    DISPUTES

(a)
Any issue arising out of or related to the interpretation or performance of this PURCHASE ORDER which cannot be resolved by negotiation shall be considered a dispute within the meaning of this clause.  If for any reason SELLER and BUYER are unable to resolve a request for an adjustment, SELLER or BUYER shall notify the other party in writing that a dispute exists.

(b)
BUYER shall, within thirty (30) calendar days of any notice of dispute, provide a written final determination setting forth the contractual basis for its decision and defining what PURCHASE ORDER adjustments it considers equitable.  BUYER may in its sole discretion pay such amounts and/or revise the time for performance of the work in accordance with BUYER’S final determination.

(c)
If BUYER’S final determination is not accepted, SELLER shall notify BUYER in writing and the parties agree to consider resolution of the dispute through some form of Alternative Dispute Resolution (ADR) process which is mutually acceptable.

(d)	As a condition precedent to consideration of any claim by SELLER in excess of $100,000, SELLER shall provide a written certification to both BUYER and OWNER which states:

“I certify that this claim is made in good faith, that the supporting data are accurate and complete to the best of my knowledge and belief; that the amount requested accurately reflects the contract adjustment for which SELLER believes BUYER or OWNER is liable; and that I am duly authorized to certify this claim on behalf of SELLER.”

(e)	SELLER shall proceed diligently with performance of this PURCHASE ORDER as directed by BUYER pending final resolution of any request for adjustment, claim, appeal, or action regarding any dispute.

(f)
If a claim by SELLER is based on alleged actions, inactions or omissions of OWNER and the interests of justice would be served by resolving SELLER’S claim in a single proceeding, BUYER may, in its sole discretion, elect to sponsor SELLER’S claim under the Disputes Clause of

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project	GENERAL CONDITIONS

BUYER’S Prime Contract and allow SELLER to proceed in BUYER’S name.  In the event that BUYER so sponsors a claim, SELLER agrees to enter into a sponsorship agreement under which:

(1)	SELLER waives its rights to reimbursement from BUYER except to the extent that OWNER is liable to BUYER, and

(2)	SELLER shall reimburse BUYER for any costs and expenses associated with sponsorship of the claim.

GC-18    NON-WAIVER

Failure of BUYER to insist upon strict performance of any of the terms and conditions hereof, or failure or delay to exercise any rights or remedies or to properly notify SELLER in the event of breach, or the acceptance of or payment for any PRODUCTS hereunder, shall not release SELLER of any of the warranties or obligations of this PURCHASE ORDER and shall not be deemed a waiver of any right of BUYER to insist upon strict performance hereof of any of its rights or remedies as to any such PRODUCTS.

GC-19    COMPLIANCE WITH LAWS UNIQUE TO GOVERNMENT CONTRACTS

SELLER agrees to comply with 31 U.S.C. 1352 relating to limitations on the use of appropriated funds to influence certain Federal contracts; 18 U.S.C. 431 relating to officials not to benefit; 40 U.S.C. 327, et seq., Contract Work Hours and Safety Standards Act; 41 U.S.C. 51-58, Anti-Kickback Act of 1986; 41 U.S.C. 265 and 10 U.S.C. 2409 relating to whistleblower protections; 49 U.S.C. 40118, Fly American; and 41 U.S.C. 423 relating to procurement integrity.

GC-20    APPLICABLE LAW

Irrespective of the place of performance, the provisions in this PURCHASE ORDER shall be construed and interpreted according to the federal common law of government contracts, as enunciated and applied by federal judicial bodies, boards of contracts appeals, and quasi-judicial agencies of the US Federal Government.  To the extent that the federal common law of government contracts is not dispositive, the laws of the state of Colorado shall apply.

The SELLER agrees to comply with 31 U.S.C. 1352 relating to limitations on the use of appropriated funds to influence certain Federal contracts; 18 U.S.C. 431 relating to officials not to benefit; 40 U.S.C. 327, et seq., Contract Work Hours and Safety Standards Act; 41 U.S.C. 51-58, Anti-Kickback Act of 1986; 41 U.S.C. 265 and 10 U.S.C. 2409 relating to whistleblower protections; 49 U.S.C. 40118, Fly American; and 41 U.S.C. 423 relating to procurement integrity.

GC-21    REPRESENTATIONS AND CERTIFICATIONS

Representations and Certifications included in BUYER’S request for proposal and submitted in SELLER’S offer are hereby incorporated by reference into this PURCHASE ORDER.

GC-22    SELLER TERMS AND CONDITIONS EXCLUDED

The only terms and conditions which will apply to this PURCHASE ORDER are the BUYER'S terms and conditions included herein or attached hereto.  No terms and conditions of the SELLER included in a price book incorporated herein or any field ticket or invoice will apply to this PURCHASE ORDER.

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project	GENERAL CONDITIONS

GC-23 UNITED STATES GOVERNMENT FLOW DOWN REQUIREMENTS

The United States Government clauses applicable to this PURCHASE ORDER are incorporated by reference and included as Appendix FOA-1 to the PURCHASE ORDER Cover Page.

 GC-24 RECORDS AND AUDIT

(a)
SELLER shall maintain records and accounts in connection with the performance of this subcontract which will accurately document incurred costs, both direct and indirect, of whatever nature for a period of three (3) years from final payment unless otherwise specified by applicable law.  BUYER, GOVERNMENT, or their representatives shall have the right to examine and copy, at all reasonable times and with advance notification, such records and accounts for the purpose of verifying payments or requests for payment when costs are the basis of such payment and to evaluate the reasonableness of proposed subcontract price adjustments and claims.

(b)	For Purchase Orders in excess of $100,000.00, FAR clause 52.215-2, Audit and Records – Negotiation (JUN 1999) shall also apply.

UNITED STATES GOVERNMENT FLOW DOWN REQUIREMENTS

Bechtel National Inc.

Pueblo Chemical Agent Destruction Pilot Plant Project

APPENDIX FOA-1

Commercial Items

PRIME CONTRACT DAAAA09-03-D-0025 GOVERNMENT CLAUSES
INCORPORATED BY REFERENCE

(a)	The Federal Acquisition Regulation (FAR) clauses and the Department of Defense DFAR clauses, which are incorporated by reference herein shall have the same force and effect as if printed in full text.

(b)	Full text of the reference clauses may be accessed electronically:

(1)           For FAR clauses, at website address http://www.arnet.gov/far/

(2)           For DFAR clauses, at website address http://farsite.hill.af.mil/vfdffara.htm

(c)	Wherever necessary to make the context of the unmodified FAR and DFAR applicable to this PURCHASE ORDER:

(1)	The term "Contractor" shall mean "SELLER;"

(2)	The term "Contract" shall mean this PURCHASE ORDER; and

(3)	The term "GOVERNMENT," "Contracting Officer" and equivalent phrases shall mean BUYER and/or CONTRACTOR'S representative, except the terms "GOVERNMENT" and "Contracting Officer" do not change:

(i)	In the phrases “GOVERNMENT Property,” “Government-Furnished Property,” and “Government-Owned Property;”

(ii)	In any patent clauses incorporated herein;

(iii)	When a right, act, authorization or obligation can be granted or performed only by the Government or the prime contract Contracting Officer or his duly authorized representative;

(iv)	When title to property is to be transferred directly to the Government;

(v)	When access to proprietary financial information or other proprietary data is required except for authorized audit rights; and

(vi)	Where specifically modified herein.

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project	APPENDIX FOA-1

APPLIES TO ALL COMMERCIAL ITEM PURCHASE ORDERS
FAR / DFAR Clause No.	Description	Date	Instructions
52.203-3	Gratuities	APR 1984	None.
52.211-15	Defense Priority and Allocation Requirements	SEP 1990	None
52.222-26	Equal Opportunity	APR 2002	This clause applies if workers were recruited or hired in the U.S
52.223-3	Hazardous Material Identification and Material Safety Data	JAN 1997	None
52.225-11	Buy American Act Requirement - Construction Material Under Trade Agreement	FEB 2000	Permanent equipment installed in the plant or non-consumable materials used to construct the plant or to be affixed to the plant Products to be provided under this PO are "construction material".
52.225-13	Restrictions on Certain Foreign Purchases	JAN 2004	None.
52.227-1	Authorization and Consent	JUL 1995	None
52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement	AUG 1996	None
52.227-4	Patent Indemnity – Construction Contracts	OCT 1995	None
52.232-8	Discounts for Prompt Payment	MAY 1997	None
52.244-6	Subcontracts for Commercial Items	MAY 2002	None
52.247-64	Preference for Privately Owned U.S.-Flag Commercial Vessels	APR 2003	None.
252-204-7000	Disclosure of Information	DEC 1991	In paragraph (b) “45 days” is revised to “60 days”
252.223-7001	Hazard Warning Labels	DEC 1991	None.
252.225-7012	Preference for Certain Domestic Commodities	APR 2002	None
252,225-7013	Duty-Free Entry	JAN 2004	None
252.225-7014	Preference for Domestic Specialty Metals, Alternate 1	Dec 1991	None

252.225-7031	Secondary Arab Boycott of Israel	APR 2003	None.
252.227-7016	Rights in Bid or Proposal Information	JUN 1995	None
252.227-7025	Limitations on the Use or Disclosure of Government Furnished Information Marked with Restrictive Legends	JUN 1995	None
252.227-7026	Deferred Delivery of Technical Data or Computer Software	APR 1988	None
252.227-7027	Deferred Ordering of Technical Data or Computer Software	APR 1988	None
252.227-7028	Technical Data or Computer Software Previously Delivered to the Government	JUN 1995	None
252.227-7033	Rights in Shop Drawings	APR 1966	None
252.243-7001	Pricing of Contract Modifications	DEC 1991	None
252.243-7002	Requests for Equitable Adjustments	MAR 1998	None
252.244-7000	Subcontracts for Commercial Items and Commercial Components	MAR 2000	None
252-247-7023	Transportation of Supplies by Sea	MAY 2002	In paragraph (d) “45 days” is revised to 60 days,
252.247-7024	Notification of Transportation of Supplies by Sea	NOV 1995	None
APPLIES TO ALL COMMERCIAL ITEM PURCHASE ORDERS IN EXCESS OF $3,000
52.222-3	Convict Labor	AUG 1996	None
APPLIES TO ALL COMMERCIAL ITEM PURCHASE ORDERS IN EXCESS OF $10,000
52.222-21	Prohibition of Segregated Facilities	FEB 1999	None.
52.222-36	Affirmative Action for Workers with Disabilities	JUN 1998	This clause applies if workers were recruited or hired in the U.S.
APPLIES TO ALL COMMERCIAL ITEM PURCHASE ORDERS IN EXCESS OF $25,000
52.222-35	Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era	DEC 2001	This clause applies if workers were recruited or hired in the U.S.

APPLIES TO ALL COMMERCIAL ITEM PURCHASE ORDERS IN EXCESS OF $100,000
52.203-6	Restrictions on Subcontractor Sales to the Government ALT I	JUL 95	None.
52.203-7	Anti-Kickback Procedures	JUL 95	Excluding Para c(1)
52.203-12	Limitation on Payments to Influence Certain Federal Transactions	JUN 1997	None.
52.204-4	Printed or Copied Double Sided on Recycled Paper	AUG 2000	None.
52.215-2	Audit and Records—Negotiation	JUN 1999	None
52.219-8	Utilization of Small Business Concerns	OCT 2000	None
52.242-13	Bankruptcy	JUL 1995	None
APPLIES TO ALL COMMERCIAL ITEM PURCHASE ORDERS IN EXCESS OF $500,000
252.226-7001	Utilization of Indian Organizations, Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns	SEP 2004	None
252.249-7002	Notification of Anticipated Program Termination or Reduction	DEC 1996	None
APPLIES TO ALL COMMERCIAL ITEM PURCHASE ORDERS IN EXCESS OF $550,000
52.215-11	Price Reduction for Defective Cost or Pricing Data – Modifications	OCT 1997	Applies only if none of the exceptions to requirements for cost or pricing data under FAR 15.403-4 apply.
52.215-13	Subcontractor Cost or Pricing Data – Modifications	OCT 1997	Applies only if none of the exceptions to requirements for cost or pricing data under FAR 15.403-4 apply.
52.215-19	Requirements for Cost or Pricing Data or Information Other than Cost or Pricing Data	OCT 1997	None
252-215-7000	Pricing Adjustments	DEC 1991	None

SECTION 4B – SPECIAL CONDITIONS

COMMERCIAL ITEM

Bechtel National Inc.
Pueblo Chemical Agent Destruction Pilot Plant Project

Table of Contents

SC	Title	Page

SC-1	AUTHORIZED REPRESENTATIVES	2
SC-2	NOTICES	2
SC-3	NONDISCLOSURE	2
SC-4	BACKCHARGES	3
SC-5	SAFETY FOR BUYER AND OWNER REPRESENTATIVES	3
SC-6	LABOR DISPUTES	4
SC-7	HAZARDOUS AND TOXIC SUBSTANCES DISCLOSURE REQUIREMENTS	4
SC-8	SUSPECT/COUNTERFEIT ITEMS	4
SC-9	BANKRUPTCY	5
SC-10	PUBLICITY	5
SC-11	BUYER’S APPROVAL OF SELLER’S MAJOR SUPPLIERS	5
SC-12	SUBCONTRACTING PLAN	5
SC-13	GOVERNMENT FURNISHED PROPERTY	6
SC-14	PERFORMANCE AND PAYMENT SECURITIES	6
SC-15	SELLER’S PARENT COMPANY GUARANTEE	6
SC-16	ON-SITE SERVICES OF SELLER’S REPRESENTATIVES	6
SC-17	MODIFICATIONS TO GENERAL CONDITIONS	6

SPECIAL CONDITIONS

COMMERCIAL ITEM

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project

SC-1       AUTHORIZED REPRESENTATIVES

(a)
Immediately following the award of this PURCHASE ORDER, SELLER shall designate in writing an authorized representative to represent and act for SELLER and shall specify any and all limitations of such representative’s authority.  If SELLER is a joint venture or consortium of two or more members, such parties shall designate one authorized representative to act for them and to bind the joint venture or consortium and each of its members.

(b)
All communications given to the authorized representative by BUYER in accordance with this PURCHASE ORDER shall be binding upon SELLER.  BUYER shall designate, in writing, one or more representatives to represent and act for BUYER and to receive communications from SELLER.  Notification of changes of authorized representatives for either BUYER or SELLER shall be provided in advance, in writing, to the other party.

SC-2       NOTICES

Any notice pursuant to the terms and conditions of this PURCHASE ORDER shall be in writing and either (a) delivered personally; (b) sent by certified mail, return receipt requested; (c) sent by a recognized overnight post or courier service with delivery receipt requested; or (d) sent by facsimile transfer or e-mail and acknowledged by recipient via a separate transmittal:

  If to BUYER:

Bechtel National, Inc.
PSB
45825 Hwy 96E
Pueblo, CO  81006
Attention: Shondel Gordon-Baum
E-mail: smgordon@bechtel.com

If to SELLER

OI Analytical/SMC Field Products
Attention: Greg Houston
E-Mail Address: ghouston@oico.com

SC-3      NONDISCLOSURE

SELLER agrees not to divulge to third parties, without the prior written consent of BUYER, any information obtained from or through BUYER in connection with the performance of this PURCHASE ORDER unless (i) the information is known to SELLER prior to obtaining the same from BUYER; (ii) the information is, at the time of disclosure by SELLER, then in the public domain; or (iii) the information is obtained by SELLER from a third party who did not receive the same directly or indirectly from BUYER, its affiliates or related entities or its customers, and who has no obligation of secrecy with respect thereto. SELLER further agrees it will not, without the prior written consent of BUYER, disclose to any third party any information developed or obtained by SELLER in the performance of this PURCHASE ORDER except to the extent that such information falls in the category of (i), (ii), or (iii) above.  If so requested by BUYER, SELLER further agrees to require its employees and its sub-suppliers and their employees to execute an appropriate nondisclosure PURCHASE ORDER prior to performing any work under this

SPECIAL CONDITIONS

COMMERCIAL ITEM

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project

PURCHASE ORDER.

 SC-4 BACKCHARGES

(a)	BUYER may, in addition to any other amounts to be retained hereunder, retain from any sums otherwise owing to SELLER amounts sufficient to cover the full costs of any of the following:

(1)
SELLER’S failure to comply with any provision of this PURCHASE ORDER or SELLER’S acts or omissions in the performance of any part of this PURCHASE ORDER, including, but not limited to, violation of any applicable law, order, rule or regulation, including those regarding safety, hazardous materials or environmental requirements.

(2)
Correction of defective or nonconforming work by redesign, repair, rework, replacement or other appropriate means when SELLER states, or by its actions indicates, that it is unable or unwilling to proceed with corrective action in a reasonable time.

(b)
BUYER may also backcharge SELLER for work done or cost incurred to remedy any other SELLER defaults, errors, omissions or failures to perform or observe any part of this PURCHASE ORDER.  BUYER may, but shall not be required to, give SELLER written notice before performing such work or incurring such cost.

(c)	The cost of backcharge work shall include:

(1)	Incurred labor costs including all payroll additives;

(2)	Incurred net delivered material costs;

(3)	Incurred lower-tier supplier and subcontractor costs directly related to performing the corrective action;

(4)	Equipment and tool rentals at prevailing rates in the Jobsite area; and

(5)	A factor applied to the total of Items (1) through (4) for BUYER’S Government-approved indirect rates and G&A costs.

(d)
The backcharge notice may request SELLER'S concurrence for BUYER to proceed with the required work.  SELLER’S failure to concur shall not impair BUYER'S right to proceed with the action or work under this provision.

(e)
BUYER may separately invoice or deduct from payments otherwise due to SELLER the costs as provided herein.  BUYER'S right to backcharge is in addition to any and all other rights and remedies provided in this PURCHASE ORDER or by law.  The performance of backcharge work by BUYER shall not relieve SELLER of any of its responsibilities under this PURCHASE ORDER including but not limited to express or implied warranties, specified standards for quality, contractual liabilities and indemnifications, and meeting the promised shipment dates.

SC-5      SAFETY FOR BUYER AND OWNER REPRESENTATIVES

(a)	SELLER shall ensure the safety of BUYER and OWNER representatives while present at or in

SPECIAL CONDITIONS

COMMERCIAL ITEM

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project

SELLER’S plants and the plants of SELLER’S suppliers for any purpose in connection with the PRODUCTS, or any part thereof, being furnished by SELLER under this PURCHASE ORDER.  If, at any time, a BUYER and/or OWNER representative deems that the conditions at SELLER’S plants or the plants of SELLER’S suppliers are unsafe and promptly notifies SELLER accordingly, BUYER’S and OWNER’S representative(s) shall be entitled to suspend their activities (including, but not limited to, any activities relating to expediting, quality surveillance and delivery) at such plants until such time as the unsafe conditions are resolved by SELLER to BUYER’S reasonable satisfaction.

(b)
If any BUYER or OWNER activities are suspended under this clause, SELLER shall promptly reschedule any work required to be conducted in the presence of a BUYER and/or OWNER representative and SELLER shall be fully liable for any resulting delay(s).  SELLER shall also be liable for all costs (including, but not limited to, costs for labor, transportation and lodging) incurred by BUYER and OWNER due to any such suspension and subsequent resumption of BUYER and/or OWNER activities at SELLER’S plants or the plants of SELLER’S suppliers under this PURCHASE ORDER.

SC-6      LABOR DISPUTES

Whenever SELLER has knowledge that any actual or potential labor dispute is materially delaying or threatening to materially delay its performance on the Project, SELLER shall promptly give written notice thereof, including all relevant information with respect thereto, to BUYER.

SC-7      HAZARDOUS AND TOXIC SUBSTANCES DISCLOSURE REQUIREMENTS

In the performance of this PURCHASE ORDER, SELLER shall comply with all applicable laws, rules, requirements, and ordinances including, but not limited to, those relating to environmental law, toxic or hazardous materials, occupational health and safety.  If this PURCHASE ORDER calls for the transfer to BUYER and/or OWNER by SELLER of any chemical substance or mixture, or any material which may generate or release a chemical substance or any hazardous agent, SELLER shall provide before or with said transfer a Material Safety Data Sheet (Federal OSHA Hazard Communication Standard, 29 CFR 1910.1200) and label which are current, accurate and complete, which include but are not limited to a statement of PRODUCT hazards and precautions for safe use.  Copies of the Material Safety Data Sheet shall include the Purchase Order number, shipping location, and shall be sent to the shipping location identified in this PURCHASE ORDER.

SC-8      SUSPECT/COUNTERFEIT ITEMS

Items furnished under this Purchase Order are intended for use in a U.S. Government-owned facility.  Items delivered under this Purchase Order may contain potentially suspect or counterfeit items or materials (i.e., fasteners, electrical components, mechanical devices, piping/piping system components, and/or raw-stock metals).  SELLER and its sub-suppliers shall maintain sufficient control to prevent the procurement, installation, use, and delivery of materials and equipment that contain or exhibit suspect or counterfeit item characteristics or conditions.  Additional information and guidance, to include the United States Department of Energy (DOE) Suspect Headmark List, can be obtained at: http://www.qmo.bnl.gov/SCI/bkltview.pdf (Brookhaven National Laboratory website)

SELLER is solely responsible for all costs associated with the discovery, removal, replacement, and impoundment of materials and equipment that contain or exhibit suspect or counterfeit item characteristics

SPECIAL CONDITIONS

COMMERCIAL ITEM

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project

or conditions.

1.
Unless otherwise specified, all materials and all material components and parts, associated with manufactured equipment, including that permanently installed into systems, subsystems, and/or assemblies, shall be new and unused.  Refurbished, rebuilt, or modified items are strictly prohibited unless specifically authorized in writing by BUYER.

2.
Materials and equipment delivered under this Purchase Order shall exhibit the manufacturer’s original labels and identification. Materials and equipment delivered under this Purchase Order will be inspected by BUYER for indications of suspect or counterfeit characteristics and/or conditions.

3.
Materials, equipment, or assemblies that consist of, or contain high strength fasteners (e.g., grades 5, 8, 8.2, A325, and A490, internally/externally threaded and greater than 0.25” in diameter), shall exhibit both grade marks and the manufacturer's identification symbol (headmark), in accordance with the applicable specification (i.e., ASTM, SAE, etc.). Fasteners with headmarkings identified on the DOE Headmark List, are STRICTLY PROHIBITED. Materials, equipment, or assemblies consisting of, or containing high strength fasteners, which DO NOT exhibit both grade marks and the manufacturer’s identification symbol constitute a nonconformance with the Purchase Order requirements.

4.
Materials, equipment, or assemblies that consist of, or contain electrical components shall exhibit as applicable, legible amperage and voltage ratings, operating parameters, and the product manufacturer’s labels and identification.  Electrical components shall exhibit as applicable to the item or component, Underwriters Laboratory (UL) or Factory Mutual (FM) labels.

5.
Materials, equipment, or assemblies that consist of, or contain mechanical, piping, and piping system components and/or parts, shall clearly exhibit all markings as required by the ordering data or specifications and the original manufacturer’s labels and identification.

Detection by BUYER of any suspect or counterfeit condition leading to evidence of deliberate misrepresentation of any supplied item may result in an investigation into the validity of certification, fraud, and/or forgery, by the U.S. Government.

SC-9      BANKRUPTCY

In the event SELLER enters into proceedings relating to bankruptcy, whether voluntary or involuntary, SELLER agrees to furnish BUYER written notification of the bankruptcy within ten (10) business days of the proceedings.

SC-10    PUBLICITY

SELLER shall obtain BUYER’S prior written approval of the text of any external announcement, publication, or other type of public communication concerning the Project prior to the release of the same by SELLER.  SELLER agrees to obtain prior written approval in the same form from OWNER.

SC-11    BUYER’S APPROVAL OF SELLER’S MAJOR SUPPLIERS

SELLER is required to obtain BUYER’S approval for equipment or contracts, which will not be unreasonably withheld, two (2) weeks prior to placement of such orders.  The intent is not to restrict SELLER’S ability to use global sourcing, but to ensure BUYER that SELLER is using reliable, proven and qualified suppliers, and to provide adequate notification to the US Government Representative in accordance with the BUYER’s contract with the OWNER.  This clause applies to all purchases and subcontracts of a value of US$ 100,000 or greater.

 SPECIAL CONDITIONS

COMMERCIAL ITEM

Bechtel National Inc
Pueblo Chemical Agent Destruction Pilot Plant Project

SC-12    SUBCONTRACTING PLAN

(a)
A Subcontracting Plan shall be submitted in accordance with Appendix FOA-1 of this Agreement title United States Government Flow Down Requirements,” FAR Clause 52.219-9 titled “Small Business Subcontracting Plan” and approved by BUYER for this PURCHASE ORDER.  Upon BUYER’S approval, SELLER’S Small Business Subcontracting Plan shall be deemed incorporated into this PURCHASE ORDER.

(b)
Subcontracting Reports will be submitted on FAR Standard Forms 294 and 295.  In addition to the distribution contained on the reverse side of these forms, copies of these reports shall be delivered as follows:

Distribution	Addressee

1 original and 1 copy SF-294	Bechtel National Inc.
PSB
45825 Hwy 96E
Pueblo, CO 81006
Attn: Shondel Gordon-Baum

1 original and 1 copy SF-295	Bechtel National Inc.
PSB 45825 Hw 96E
Pueblo, CO 81006
Attn: Shondel Gordon-Baum

(c)	Failure of SELLER to comply in good faith with said plan may be considered a material breach and subject to termination.

SC-13    GOVERNMENT FURNISHED PROPERTY

 Reserved

SC-14    PERFORMANCE AND PAYMENT SECURITIES

Reserved

SC-15    SELLER’S PARENT COMPANY GUARANTEE

Reserved

SC-16    ON-SITE SERVICES OF SELLER’S REPRESENTATIVES

Reserved

SC-17     MODIFICATIONS TO GENERAL CONDITIONS - NONE